                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 14, 2002


                               LIQUID AUDIO, INC.
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             (Exact name of Registrant as specified in its charter)



Delaware                              0-25977             77-0421089
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(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification Number)


                              800 Chesapeake Drive,
                         Redwood City, California 94063
               (Address of principal executive offices) (Zip Code)
                                 (650) 549-2000

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              (Registrant's telephone number, including area code)
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Item 5. Other Events.

      On July 15, 2002, Liquid Audio, Inc. announced that it and Alliance Entertainment Corp. had modified certain terms of their previously announced merger agreement. Pursuant to the amended agreement, which has been unanimously approved by the boards of directors of both companies, Liquid Audio intends to conduct a self-tender offer under which it would acquire 10 million shares of Liquid Audio common stock at $3.00 per share in cash in connection with the merger. Approximately 12.75 million shares of Liquid Audio common stock would remain outstanding after completion of a fully-subscribed tender offer. After the resulting merger, Liquid Audio stockholders will own 26 percent of the combined enterprise and Alliance Entertainment stockholders will own 74 percent. The proposed stock-for-stock transaction would be accounted for as a purchase and is intended to qualify as tax-free to the stockholders of Liquid Audio and Alliance Entertainment. The shares will be publicly traded on The Nasdaq National Market.

      Liquid Audio's board of directors also considered a proposal by Steel Partners II, L.P. to purchase all outstanding shares of Liquid Audio common stock for $2.75 per share and determined, after consultation with its financial advisor, that the offer by Steel Partners was inadequate.

      Liquid Audio also announced that its board of directors approved an amendment to its Preferred Stock Rights Agreement to revise the beneficial ownership threshold at which a person or group of persons becomes an "acquiring person" and triggers certain provisions under the Rights Agreement. As revised, a person or group would become an "acquiring person" if that person or group becomes the beneficial owner of 10 percent or more of the outstanding shares of Liquid Audio common stock. Prior to such amendment, the beneficial ownership threshold was 15 percent.

      The issuance of new Liquid Audio shares in the merger is subject to approval by a majority of the Liquid Audio shares that are voted at the meeting and approval of the appropriate regulatory agencies. The board has set September 26, 2002, as the date for the special shareholders' meeting to vote on the transaction.

      Liquid Audio understands that executives Gerald W. Kearby and Robert G. Flynn have committed not to tender their shares in the self-tender offer.

      AEC Associates LLC, a limited liability company controlled by The Yucaipa Companies, is Alliance's controlling stockholder and has amended its earlier voting agreement requiring AEC to vote in favor of the original merger to apply to the amended merger agreement.

      At the closing of the merger, the board of Liquid Audio will be increased to nine positions, six of which will be designated by the Alliance shareholders and three of which will be designated by the existing Liquid Audio board of directors. Eric Weisman, the current President and Chief Executive Officer of Alliance, will become President and Chief Executive Officer of the new company and Gerald W. Kearby, the current President and Chief Executive Officer of Liquid Audio, will remain Chief Executive Officer of the Liquid Audio division and lead the company's digital businesses. In connection with the original merger agreement signed on June 12, 2002, Messrs. Robert G. Flynn and Gerald W. Kearby each executed a "Terms of Employment" dated June 12, 2002 with Alliance, pursuant to which certain terms of employment will become effective upon the closing of the merger.

      A copy of the Amended and Restated Agreement and Plan of Merger, dated as of June 12, 2002 and amended and restated as of July 14, 2002 by and among Liquid Audio, Inc., April Acquisition Corp., and Alliance Entertainment Corp. is attached hereto as Exhibit 2.1, the amendment to the Voting and Conversion Agreement dated as of June 12, 2002 and as amended July 14, 2002 between Liquid Audio, Inc. and AEC Associates LLC is attached hereto as Exhibit 2.2, the Terms of Employment Agreement for Robert G. Flynn between
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Robert G. Flynn and Alliance Entertainment Corp. dated as of June 12, 2002 is attached hereto as Exhibit 10.1, the Terms of Employment Agreement for Gerald
W. Kearby between Gerald W. Kearby and Alliance Entertainment Corp. dated as of June 12, 2002 is attached hereto as Exhibit 10.2 and the press release dated July 15, 2002 is attached hereto as Exhibit 99.1. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

Item 7. Financial Statements and Exhibits.

(a)   Financial statements of business acquired.
      Not Applicable.

(b)   Pro forma financial information.
      Not Applicable.

(c)   Exhibits.

Exhibit                               Description
-------                               -----------
2.1      Amended and Restated Agreement and Plan of Merger, dated as of June 12,
         2002 and amended and restated as of July 14, 2002 by and among Liquid
         Audio, Inc., April Acquisition Corp. and Alliance Entertainment Corp.

2.2      Amendment to the Voting and Conversion Agreement dated as of June 12,
         2002 and amended as of July 14, 2002 between Liquid Audio, Inc. and AEC
         Associates LLC

10.1     Terms of Employment Agreement for Robert G. Flynn between Robert G.
         Flynn and Alliance Entertainment Corp. dated as of June 12, 2002

10.2     Terms of Employment Agreement for Gerald W. Kearby between Gerald W.
         Kearby and Alliance Entertainment Corp. dated as of June 12, 2002

99.1     Press release dated July 15, 2002 (incorporated by reference to Form
         425 filed by the Registrant on July 15, 2002)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LIQUID AUDIO, INC.


                                        By: /s/ Gerald W. Kearby
                                            -------------------------------
                                            Name:  Gerald W. Kearby
                                            Title: Chief Executive Officer

July 17, 2002
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                                INDEX TO EXHIBITS

2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 12, 2002 and amended and restated as of July 14, 2002 by and among Liquid Audio, Inc., April Acquisition Corp. and Alliance Entertainment Corp.

2.2 Amendment to the Voting and Conversion Agreement dated as of June 12, 2002 and amended as of July 14, 2002 between Liquid Audio, Inc. and AEC Associates LLC

10.1 Terms of Employment Agreement for Robert G. Flynn between Robert G. Flynn and Alliance Entertainment Corp. dated as of June 12, 2002

10.2 Terms of Employment Agreement for Gerald W. Kearby between Gerald W. Kearby and Alliance Entertainment Corp. dated as of June 12, 2002

99.1 Press release dated July 15, 2002 (incorporated by reference to Form 425 filed by the Registrant on July 15, 2002)